                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 March 17, 2004

                              VIEWPOINT CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                          0-27168                  95-4102687
-------------------------             ------------          --------------------
 (state or other juris-               (Commission             (I.R.S. Employer
diction of incorporation)             File Number)          (Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY                         10018
--------------------------------------------                      ----------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (212) 201-0800
                                                    --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

        On March 17, 2004, Viewpoint Corporation closed a private placement of common stock with an institutional investor pursuant to which Viewpoint issued 1,500,000 shares of common stock at a purchase price of $2.45 per share (resulting in aggregate gross proceeds of $3,675,000) and agreed to register the issued shares under the Securities Act of 1933. For a complete description of the transaction, reference is made to the Securities Purchase Agreement and the Registration Rights Agreement attached hereto as Exhibits 10.1 and 10.2.

        Viewpoint issued a press release announcing the transaction on March 17, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits

        The following exhibits are filed herewith:

        10.1 Securities Purchase Agreement, dated as of March 17, 2004, by and between Viewpoint Corporation and the investors listed on the Schedule of Buyers attached thereto.

        10.2 Registration Rights Agreement, dated as of March 17, 2004, by and between Viewpoint Corporation and the investors listed on the Schedule of Buyers attached thereto.

        99.1    Press release issued by Viewpoint Corporation on March 17, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VIEWPOINT CORPORATION


                                            /s/ William H. Mitchell
                                            -------------------------------
                                            William H. Mitchell
                                            Chief Financial Officer

Dated: March 18, 2004